LEASE

THIS LEASE (the "Lease") is made this 1st day of April 1994, by and between Motel 6 Operating L.P., a Delaware limited partnership organized and existing under the laws of the State of Delaware, whose address is 14651 Dallas Parkway, Suite 500, Dallas, Texas 75240 ("Lessor"), and ASHA Corporation ("Lessee") who agree as follows:

1. LEASING, DESCRIPTION OF PREMISES. Lessor for and in consideration of the rents herein reserved, and of the covenants and agreements herein contained to be performed by Lessee, does hereby demise and lease to Lessee, subject to all the terms and conditions hereinafter expressed, the space commonly referred to as 600 Ward Drive, Suite C, Santa Barbara, California 93 11 1, which consists of approximately 8639 square feet of floor space as shown on Exhibit "A", attached hereto. Said space shall be referred to herein as (the "Premises"). Lessee shall have access to and use the parking area to the building in common with Lessor and others. Should this Lease be subject to a "Master Lease", the terms and provisions hereof, which conflict with such Master Lease (if any), shall be considered null and void. Any termination of the Master Lease shall cause termination of this Lease.

2. TERM. The term of this Lease shall commence on January 15, 1994 (the "Commencement Date"), and shall continue until January 14,1999, a Period of five (5) years.

3. DELAY IN-POSSESSION. Notwithstanding the Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on Commencement Date, then Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the ten-n hereof, but in such case, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee; provided, however, that if Lessor has not delivered possession of the Premises within sixty (60) days from said Commencement Date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

4. USE OF LEASED PREMISES. Lessee agrees that the leased Premises shall be used for the sole purpose of operating an automobile design and engineering company (which may develop and/or assemble prototypes) and for no other purpose whatsoever. No heavy manufacturing will be allowed.

5. OPERATION OF BUSINESS. Lessee shall continuously, during the term of this Lease, operate said business with due diligence and efficiency.

6. CONDITION OF PREMISES; MAINTENANCE AND REPAIR. Lessee accepts the entire Premises in a strictly "as is" condition, and Lessee represents that it has seen and inspected the Premises prior to execution hereof. Lessee accepts responsibility to maintain the Premises in a neat, clean, orderly and safe condition during the term hereof. Lessee agrees that it will, at its own expense and cost, perform all maintenance necessary and make all repairs of any nature necessary to keep the interior of the Premises in first class condition, operation and repair. Lessee's obligation in this regard shall include, but not be limited to, maintenance and repair of the electrical system and interior. Lessee shall make no change in or to the decor or style of the Premises without the prior written consent of Lessor. Lessor shall be responsible for all exterior and structural maintenance and repair and the HVAC system.

Lessee agrees that any and all alterations shall become the property of Lessor at expiration of the Lease.

LESSOR MAKES NO WARRANTY OR REPRESENTATIONS EXPRESS OR IMPLIED WITH RESPECT TO THE CONDITION OR FITNESS FOR ANY PURPOSE OF THE PREMISES OR ANY PART THEREOF.

7. RIGHT TO INSPECT. Lessee agrees to permit Lessor and its authorized representatives to enter upon the leased Premises at all reasonable times during business hours for the purpose of inspecting the same.

8. BASE RENT. Base rent upon the Premises shall be due in the amount of Four Thousand Five Hundred Seventy Three Dollars ($4,573.00) per month, each and every month of the Term of this Lease. Said rent shall commence on January 1, 1994 and shall be due and payable on the first day of each and every month thereafter throughout the term. Rent shall be adjusted pursuant to paragraph 25 of this Lease. Rent shall be paid to Lessor at the following address:
Motel 6 Operating L.P., P.0. Box 911444, Dallas, Texas 75391-1444.

9. HOLDOVER. Any holdover by Lessee at the termination of this Lease shall be treated as a month-to-month tenancy with rental due in the amount of One Hundred Twenty Five percent (125%) of the amount set forth herein. All other terms of this Lease shall remain unchanged during any such holdover period, except that any right of option shall not apply.

10. UTILITIES AND SERVICES. Lessee shall pay to Lessor additional rent for utility service calculated as follows:

(a) Each month Lessor shall bill Lessee an amount equal to 28% of all utility bills incurred by the building containing the leased Premises (excluding gas for which Lessee shall pay 20% of the monthly gas bill); and

(b) Lessor shall not be liable for failure to furnish utilities or services to the Premises when the failure results from causes beyond Lessor's reasonable control, but in case of the failure, Lessor will take all reasonable steps to restore the interrupted utilities and service.'

11.  INSURANCE PROVISIONS.

(a) INDEMNITY. Lessee shall indemnify and hold harmless Lessor, its agents, servants and employees, from and against any and all losses, expenses, demands and claims sustained by any guest, invitee, licensee or other individual patronizing or otherwise conducting business or visiting the Premises, resulting from Lessee's activities and operations on the Premises,
including Lessor's adjacent property or within common areas.    2

(b) INSURANCE. Lessor shall obtain and keep in force during the term of this Lease fire and extended coverage insurance covering loss or damage to the structural components of the building where the Premises are located, but such insurance shall not include Lessee's personal property, fixtures, equipment or tenant improvements. Lessee, at its own cost and expense, shall maintain the following forms of insurance in force during the term of the Lease:

1. Workers Compensation Insurance covering all employees of Lessee, with statutory limits.

2. Employers Liability Insurance protecting against suits by or on behalf of employees with minimum limits of $500,000.

3. Comprehensive General Liability Insurance protecting against claims for bodily injury and property damage liability including but not limited to all of the following:

(a)  Premises and operation liability
(b)  Independent contractor's liability
(c)  Products/completed operations liability
(d)  Fire legal liability
(e)  Minimum limits of $1,000,000 Combined Single Limits

4. Property and Casualty Insurance on an all risk basis for full replacement value on all personal property owned by Lessee or leased to Lessee for the conduct of its operations on the Premises.

Lessor shall be named as an additional named insured as its interests may appear on all policies of insurance required in paragraphs 3, 4 and 5 above. AU policies required in paragraphs 1 though 5 above shall contain a clause that the insurer will not cancel or change coverages without at least thirty
(30) days prior written notice to Lessor.

All policies of insurance shall be placed with insurance companies satisfactory to Lessor.

Lessee shall provide Certificates of Insurance to evidence insurance coverage in force for all policies of insurance required in paragraphs 1 through 5 above, signed by authorized representatives 'of the insurance companies providing coverage. Such Certificates shall be furnished to Lessor prior to commencement of this Lease, and renewal Certificates shall be furnished at least thirty (30) days prior to policy expiration dates throughout the term of this Lease.

Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental authority, or for any damage or inconvenience which may arise through repair of any part of the building or failure to make such repairs beyond the reasonable control of Lessor.

12. DAMAGE OR DESTRUCTION. If, during the term of this Lease, the Premises are totally or partially destroyed, rendering the Premises totally or partially inaccessible or unusable, Lessor may terminate this Lease. If Lessor decides to rebuild the Premises, Lessor shall notify Lessee, within sixty (60) days of the destruction, of Lessor's decision to rebuild. Lessor shall be responsible for rebuilding the structural components of the building
in which the Premises are located.   In the event Lessor rebuilds the
structural components of the building, Lessee shall restore the interior of the Premises to substantially the same condition as they were immediately before destruction, whether or not the insurance proceeds are sufficient to cover the actual costs of restoration. In such an event, such destruction shall not terminate this Lease. Rent shall not accrue during a reasonable period in which repairs are being made.

13. CONDEMNATION. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, the Lease shall remain in effect, unless the remaining building is not of sufficient size to permit Lessee to continue the operation of its business therein, or by reason of the taking of all or any part of the land herein described, building cannot be used by Lessee for the purpose of conducting its business therein, then Lessee, at its option, may cancel this Lease and thereupon the same will terminate. In no event shall Lessee be entitled to any part of the award or compensation or damages for such taking of the building or land, but the original owner shall receive the entire amount thereof, free of any estate or interest of Lessee.

14. TAXES. Lessor shall pay all the taxes and special assessments levied on the real estate during the term of this Lease. Lessee shall pay all taxes levied on the fixtures, equipment or other personal items used in the operation of the business and all taxes on the operation of the business or on the income derived therefrom.

15. ASSIGNMENT AND LEASE. Lessee shall not assign this Lease or any interest hereunder nor sublet the Lease or any interest hereunder, without prior written consent of Lessor, such consent shall not be unreasonably withheld.

16. INSOLVENCY. If any proceedings in bankruptcy or insolvency be filled against Lessee or if any writ of attachment or writ of execution be levied upon the interest herein of Lessee and such proceedings or levy shall not be released or dismissed within sixty (60) days thereafter, or if any sale of the leasehold interest hereby created or any part thereof should be made under any assignment for benefit of creditors, or should Lessee voluntarily institute bankruptcy or insolvency proceedings, Lessor, at its election, may re-enter and take possession of said Premises and remove all persons therefrom and may at its option terminate this Lease.

17. ATTORNEYS' FEES. In the event of any litigation between the parties hereto arising out bf this Lea@, or the leased Premises, the prevailing party therein shall be allowed all reasonable attorneys'' fees expended or incurred in such litigation to be recovered as a part of the costs therein.

18. DEFAULT. This Lease is made upon the express condition that if Lessee fails to pay the rental reserved hereunder or any part thereof after the same shall become due, or if Lessee fails or neglects to perform, meet or observe any of Lessee's other obligations hereunder, then Lessor at any time thereafter, by written notice to Lessee, may lawfully declare the termination hereof and re-enter said Premises or any part thereof, and by due process of law, expel and remove Lessee or any person or persons occupying said Premises and may remove all personal property therefrom without prejudice to any remedies which might otherwise be used for the collection of arrears of rent or for preceding breach of covenant or conditions. Notwithstanding any other provision of the Lease, where the curing of an alleged default requires more than the payment of money, and the work of curing said default cannot reasonably be accomplished within the time otherwise permitted herein, and where Lessee has commenced upon the said work of curing said default and is diligently pursuing same, then Lessee shall be entitled to reasonable time extensions to permit the completion of said work of curing said default, as a condition precedent to any re-entry by Lessor or termination of this Lease by Lessor, and any defect that is cured shall not thereafter be grounds for re-entry or for termination.

19. NON-WAIVER OF DEFAULT. The subsequent acceptance of rent hereunder by Lessor shall not be deemed a waiver of any preceding breach or any obligation hereunder by Lessee other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof.

20. ABANDONMENT. Lessee agrees not to vacate or abandon the Premises at any time during the demised term. Should Lessee vacate or abandon said Premises or be dispossessed by process of law or otherwise, such abandonment vacation, or dispossession shall be a breach of this Lease, and, in addition to any other rights which Lessor may have, Lessor may remove any personal property belonging to Lessee which remains on the demised Premises and store the same, such removal and storage to be for the account of Lessee.

21. LAWS AND REGULATIONS. Lessee at his own cost and expense shall comply promptly with all laws, rules and orders of all federal, state and municipal governments or departments, which may be applicable to the leased Premises, and shall likewise promptly comply with the requirements of the Board of Fire Underwriters concerning the Premises.

22. NOTICES. Any notices or other communications required or permitted hereunder shah be effective: (i) when delivered in person; (ii) two days following the date when sent by certified or registered mail, postage prepaid addressed to the parties at the following addresses; and (iii) when received if by facsimile transmission, and shall be given as follows: Lessee - Motel 6 Operating L.P., 14651 Dallas Parkway , Suite 500, Dallas, Texas 75240, Attn:
Assistant General Counsel, Fax No. (214) 991-2979; Lessor - ASHA Corporation, 600 Ward Drive, Suite C, Santa Barbara, California 93111, or to such other address as shall be furnished in writing by such party; provided that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

23. RELATIONSHIP OF PARTIES. It is understood and agreed that the relationship of the parties hereto is strictly that of landlord and tenant and that Lessor has no ownership in Lessee enterprise and that this Lease shall not be construed as a joint venture or partnership. Lessee is not and shall not be deemed to be an agent or representative of Lessor.

24. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof Two Thousand Eight Hundred Thirty Five Dollars ($2,835.00) as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

25. RENT ADJUSTMENT. Beginning on January 1, 1995 and every lst day of January thereafter to the end of the term of this Lease, rent shall be
subject to the adjustment set forth below:   The parties hereto shall
ascertain the official Consumer's Price Index (All Urban Consumers, 1967 Base) of the Bureau of Labor Statistics, United States Department of Labor, U.S. Cities Average, and published by it in its official publication for the month in which the within Lease becomes effective. The parties hereto shall further determine said Index for the month of December of each year and shall further determine the percentage increase or decrease of said Index at said time as compared with the Index for the month in which the within Lease became effective, or the month rent was last adjusted, as the case may be. The base rent shall be adjusted in proportion to the percentage increase or decrease of said Index as determined in accordance with the preceding sentence and said base rent as so adjusted shall be payable for each and every month of the calendar year, beginning with the January 1, 1995 payment. In no event shall the rent be increased more than eight percent (8%) for any one adjustment period, nor shall base rent be less than the rent set out in paragraph 8 hereof.

26. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

27. ENCUMBRANCES. Lessee shall not mortgage the Premises, use the Premises as security Of any kind, nor in any other way encumber the Premises or any part thereof in any manner or fashion.

28. SIGNS. Lessee shall not place any sign upon the Premises without Lessor's prior written consent.

29.  EFFECTIVE DATE. The effective date of this Lease shall be January 1,
1994.

30.  SUBORDINATION.

(a) GENERAL. This Lease and Lessee's rights under this Lease are subject and subordinate to any first mortgage, first deed of trust or other first hen encumbrance or indenture, together with any renewals, extensions, modifications, consolidations and replacements of them, which now or at any subsequent time affect the Premises, any interest of Lessor in the Premises or Lessor's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Lessee will execute, acknowledge and deliver to Lessor, at any time and from time to time, upon demand by Lessor, any documents that may be requested by Lessor, any ground lessor or underlying lessor, or any mortgagee or any holder of a deed of trust or other instrument described in this Section, to confirm or effect the subordination. If Lessee fails or refuses to execute, acknowledge and deliver any such document within twenty (20) days after written demand, Lessor, its successors and assigns will be entitled to execute, acknowledge and deliver the document on behalf of Lessee as Lessee's attorney-in-fact. Lessee constitutes and irrevocably appoints Lessor, its successors and assigns, as Lessee's attorney-in-fact to execute, acknowledge and deliver on behalf of Lessee any documents described in this Section.

(b) ATTORNMENT. If any holder of any mortgage, indenture, deed of trust or other similar instrument succeeds to Lessor's interest in the Premises, Lessee will pay to it all rents subsequently payable under this Lease. Lessee will, upon request of anyone so succeeding to the interest of Lessor, automatically become Lessee of, and attorn to, the successor in interest without change in this Lease. Upon request by the successor in interest and without costs to Lessor or the successor in interest, Lessee will execute, acknowledge and deliver an instrument or instruments confirming the attornment in accordance with the terms contained herein. The instrument of attornment will also provide that the successor in interest will not disturb Lessee in its use of the Premises in accordance with this Lease. If Lessee fails or refuses to execute, acknowledge and deliver the instrument within twenty (20) days after written demand, the successor in interest will be entitled to execute, acknowledge and deliver the document on behalf of Lessee as Lessee's attorney-in-fact. Lessee constitutes and irrevocably appoints the successor in interest as Lessee's attorney-in-fact to execute, acknowledge and deliver on behalf of Lessee any document described in this Section.

(c) NON-DISTURBANCE. Lessor shall use its best efforts to obtain the agreement of all mortgagees that have an interest in the Premises that, so long as Lessee is not in default (beyond any period given Lessee under this Lease to cure such default) in the payment of rent, additional charges or other charges or in the performance of any of the terms, covenants or conditions of this Lease. Lessee's possession of the Premises and Lessee's rights and privileges under this Lease or any extension hereof shall not be diminished or interfered with by such mortgagees. Such agreements shall also state that Lessee will attorn to any such mortgagee as Lessee's landlord if a foreclosure occurs.

31. TERMINATION OF EXISTING LEASE. Lessee currently lease the Premises from Lessor pursuant to a lease dated November 15, 1985. The parties agree the current lease will automatically terminate upon the effective date of this
Lease.   This Lease shall not be valid or binding unless and until it is executed by a duly authorized officer of Motel 6 Operating L.P.

IN WITNESS WHEREOF, the parties have executed this agreement on the 1st day of April, 1994.

LESSEE:                                 LESSOR:

ASHA CORPORATION                        MOTEL 6 OPERATING L.P., a Delaware
                                          Limited Partnership

                                        By: Motel 6 G.P., Inc.
By /s/ Valarie Valencia                     Managing General Partner
   Valarie Valencia
   Secretary/Treasurer                  By /s/ Kevin P. Hanley
                                           Kevin P. Hanley
                                           Senior Vice President
                                           Development and Real Estate

EXHIBIT A - ASHA CORPORATION (pg 1 of 2)
600 Ward Drive
First Floor


[Drawing]


EXHIBIT A - ASHA CORPORATION (pg 2 of 2)
600 Ward Drive
Second Floor


[Drawing]


                                 LEASE AMENDMENT

On or about April 1, 1994, Motel 6 Operating L.P., a Delaware limited partnership ("Lessor"), and ASHA Corporation ("Lessee") entered into a lease of certain premises in the City of Santa Barbara, California ("Lease").

WHEREAS, the Lease demised to Lessee certain space in the building bearing a common address of 600-C Ward Drive, Santa Barbara, CA 93111; and

WHEREAS, the parties hereto now desire to add more space to the demised premises and have agreed to modify the Lease as set forth below.

NOW, THEREFORE, for good and valuable consideration paid to each other, the parties hereto agree to modify and amend the Lease as follows:

1. Exhibit "A" of the Lease is hereby replaced with Exhibit "A", attached hereto for all purposes. Exhibit A is a drawing of the demised premises leased under the Lease. It is the intention of the parties that the leased premises be expanded to now include Suites C-1 and H-1 as shown on Exhibit A, said new space containing approximately 2,666 square feet of space.

2. Section 8 of the Lease is hereby amended to provide for Base term rent upon the premises to be $6,305.90 per month. The new rent shall commence on December 1, 1995.

3. Section 10 of the Lease is hereby amended to provide that Lessee shall pay Lessor 35% of all utility bills incurred by the building containing the demised premises, except for gas for which Lessee shall pay 25% of the monthly gas bill.

The Lease is hereby ratified and shall be unaffected by this amendment in all respects not specifically amended by this document.

The parties hereto have executed this Amendment to Lease on this 30th day of September, 1995.

LESSEE:                                 LESSOR:

ASHA CORPORATION                        MOTEL 6 OPERATING L.P., a Delaware
                                          Limited Partnership

                                        By: Motel 6 G.P., Inc.
By /s/ John C. McCormack                    Managing General Partner
   John C. McCormack
   President and CEO
                                        By /s/ Michael A. Ferraro
                                           Michael A. Ferraro
                                           Vice President
                                           Real Estate and Development

EXHIBIT A - ASHA CORPORATION (pg 1 of 2)
600 Ward Drive
First Floor


[Drawing]


EXHIBIT A - ASHA CORPORATION (pg 2 of 2)
600 Ward Drive
Second Floor


[Drawing]